UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 10, 2006

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RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5700 Tennyson Parkway Suite 100 Plano, Texas 75024 (Address of principal executive offices and zip code)

(972) 801-1100

(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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Item 7.01	Regulation FD Disclosure.

On August 10, 2006, we announced that we had reached a prospective settlement with the plaintiffs to resolve the Jeremy Burdusis, et al. v. Rent-A-Center, Inc., et al./Israel French, et al. v. Rent-A-Center, Inc. and Kris Corso, et al. v. Rent-A-Center, Inc. coordinated matters pending in state court in Los Angeles, California. These matters allege violations by us of certain wage and hour laws of California.

Under the terms contemplated, we anticipate that we will pay an aggregate of $4.95 million in cash, including plaintiff's attorneys fees, to be distributed to an agreed-upon class of our employees from August 1998 through the date of preliminary court approval of the settlement. We estimate the class size to be approximately 6,000 persons. However, in the event there are more than 6,250 class members, we have agreed to increase the settlement fund by $750 per person in excess of 6,250. In connection with the prospective settlement, we are not admitting liability for our wage and hour practices in California. As a result of the settlement, we anticipate recording a charge in the third quarter of this year to account for the aforementioned settlement amount and attorneys' fees. The terms of the prospective settlement are subject to the parties entering into a definitive settlement agreement and obtaining court approval. While we believe that the terms of this prospective settlement are fair, there can be no assurance that the settlement, if completed, will be approved by the court in its present form.

All of the information contained in this Item 7.01 shall be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall be incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01	Financial Statements and Exhibits

Pursuant to General Instruction B.2. of Form 8-K, the following information shall be deemed to be "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended:

(c)	Exhibit 99.1 Press Release, dated August 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: August 10, 2006	By:	/s/ Mark E. Speese
Mark E. Speese Chairman of the Board and Chief Executive Officer

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EXHIBIT INDEX
Exhibit No. 99.1	Description Press release, dated August 10, 2006